EXHIBIT 10.11
[This Agreement now between Curtis Circulation Company (as successor to Flynt Distributing Company) and Princeton Publishing, Inc., as assignee of GT Publications, Inc.]

                            AGREEMENT

This agreement (hereinafter referred to as "Agreement") is entered into this 31 day of August, 1992 by and between FLYNT DISTRIBUTING COMPANY, a Division of L.F.P., INC., whose principal place of business is located at 9171 Wilshire Boulevard, Suite 300, Beverly Hills, California, 90210 (hereinafter referred to as "FLYNT") and GT PUBLICATIONS, INC., a New York corporation, whose principal place of business is located at 519 8th Avenue, New York, New York 10018 (hereinafter referred to as "PUBLISHER").

In consideration of the covenants and agreements hereinafter contained, the parties hereto do hereby agree as follows:

1.   DEFINITIONS.

a. PUBLICATIONS: The term "Publications" shall individually and collectively mean the publications listed and described in Exhibit "A" attached hereto and incorporated herein by this reference. It is hereby understood that publications may be added to Exhibit "A" from time to time by either written amendment or by actual publication and sale to Customers.

b. ON-SALE DATE: The term "on-sale date" shall mean the date each issue of the Publication is scheduled to be placed on display and made available for sale to the general public by retailers and dealers. The on-sale date shall be determined by Publisher subject to the approval of Flynt, whose approval shall not be unreasonably withheld.

c . OFF-SALE DATE: The term "off-sale date" shall mean the date each issue of each Publication which has been made available for sale to the general public is scheduled to be removed from display by the retailers and dealers, pursuant to off-sale dates published within Flynt's allotment notices to its Customers.

d. CUSTOMER: The term "Customer" shall mean all persons or entities (except for Flynt) who sell Publications, wholesale, retail, or otherwise, directly or indirectly on behalf of Publisher.

e. AFFILIATE: The term "affiliate" includes parent, subsidiary and "brother-sister" corporations.

2.   RIGHTS GRANTED.

a. EXCLUSIVE WORLDWIDE RIGHTS: Publisher hereby grants to Flynt the exclusive worldwide rights and licenses to provide for the distribution and sale of the Publications to Customers, except as to subscriber copies which may be marketed directly by Publisher. Flynt shall be the sole recipient of all orders for each of the Publications; it being understood that any orders, except those for subscriber copies received by Publisher, or its agents, or its direct wholesale and retail customers that are not customers of Flynt, are to be turned over to Flynt for fulfillment.

b. RIGHT QF FIRST REFUSAL. Publisher further grants to Flynt the right of first refusal to provide for the distribution and sale of any other publications produced by the Publisher, its agents or any other person or entity owned or controlled, in whole or in part, by the same person or persons who manage or control Publisher, except as to subscriber copies.

c. RIGHT TO COMMINGLE ACCOUNTS. Flynt shall have the right to commingle all accounts of Publisher, and its affiliates, and/or related companies and to make the necessary off-sets and credits with respect to all Publisher, its affiliates, and/or related companies.

3.   PARTY RELATIONSHIP.

a.   INDEPENDENT CONTRACTOR AND DEBTOR/CREDITOR RELATIONSHIP: This
Agreement
does not create any employer-employee, agency, joint venture, or partnership relationship between Publisher and Flynt. The relationship of Flynt and Publisher shall only be that of creditor and debtor and independent contractors.

b. PROHIBITED ACTS: Publisher shall not permit the doing of any act which would indicate or tend to indicate that (i) Publisher, or any place of business controlled or used by Publisher is a branch, subsidiary or part of Flynt or (ii) that the status of Flynt is anything other than that of an independent contractor and creditor and/or debtor.

4.   PRINTING, SHIPMENT AND DISTRIBUTION.

a. PUBLISHING AND PRINTING: Publisher shall publish and cause to be printed, for distribution and sale, each issue of each Publication at least four (4) weeks prior to the on-sale date of each particular issue. Each Publication shall conform to (i) the specifications for such Publication as set forth in Exhibit "A" and (ii) the specimen copy of each such Publication set forth in Exhibit "A", which specimen copy shall be attached hereto as an Exhibit and incorporated herein by this reference. Each Publication shall be of original content and shall not reuse previously published material. occasionally, however, Publisher may publish and Flynt may distribute certain "Special" issues or "Annual" issues or "One-Shot" issues that contain previously published material. After each issue of each Publication is printed, Publisher shall immediately deliver to Flynt five (5) specimen copies of each such issue. If those specimen copies do not substantially conform to the specifications for each Publication as set forth in Exhibit "A" and the specimen copy attached hereto, Publisher shall not receive and shall not be due the initial payments for that issue of that Publication as otherwise provided for herein.

b. NUMBER OF COPIES: The number of copies of each issue of each of the Publications to be distributed is to be determined by Flynt and by specific orders from its Customers subject to the approval of the Publisher, whose approval shall not be unreasonably withheld. Excluding the copies for subscriptions, Publisher agrees to cause to be printed for each issue the number of copies so determined.

c. DELIVERY: Publisher shall, at least fifteen (15) days before the on-sale date, deliver to the Customers the number of copies of each issue of each of the Publications as determined by Flynt. Any deviation from that number must be consented to by Flynt. Delivery of Publications shall not be deemed completed until actual receipt by customers, or receipt by designated national shipping agent of Publisher. No shipments shall be made by Publisher to any Customers without written instructions from Flynt pursuant to Paragraph 5a.

d. SHORTAGES IN DELIVERY: In the event Publisher delivers less than the total designated number of copies of any issue of any of the Publications to any Customers, Flynt shall make a downward adjustment in the amounts it would otherwise pay Publisher pursuant to Paragraph 5c (1) and (2).Flynt shall in no way be responsible for any shortages in the number of Publications shipped by Publisher or received by Customers. Flynt will supply all necessary documentation and reports of such shortages to Publisher so that Publisher may file claims against shippers.


e. CONDITIONS OF COPIES DELIVERED: All copies that are delivered by Publisher must be in saleable condition, free of all liens and/or encumbrances.

f. TRANSPORTATION CHARGES: Flynt shall advance on behalf of Publisher any transportation charges or costs related to delivery of the Publications to Customers.

g. CONTENTS OF PUBLICATIONS: Publisher shall not publish any issue of any of the Publications if, in its opinion, any such Publication or any portion of its contents is obscene, libelous, scandalous or invades the privacy of any person or is any way violative of any applicable laws, rules or regulations, or if the post office refuses to mail the Publication under the Publisher's second class entry privilege.

h. FLYNT'S RIGHTS CONCERNING CONTENTS OF LIABILITY: Notwithstanding anything to the contrary in this Agreement, Flynt may, at any time without prior notice, and without incurring any liability therefor, refuse to provide for the distribution and sale of any issue or issues of any of the Publications covered by this Agreement, or at Flynt's sole option terminate this Agreement without incurring any liability therefore, if at any time it shall be brought to Flynt's attention that such issue or issues may contain possible libelous, privacy invading, obscene or indecent material, or, any matter of any kind that is in violation of law, civil or criminal, or if such issue or issues shall be refused the use of the mail by the United States postal authorities or such public corporation as may exist for the handling of mail. Inasmuch as Flynt (i) does not, and is not capable of having, any editorial involvement in the Publications, and (ii) does not receive copies of the Publications until after they are printed and shipped, therefore Flynt's performance under this Agreement does not, and shall not, establish nor constitute approval by Flynt of the contents of said issue or issues.

i. TITLE AND RISK OF LOSS: On all shipments to Customers, title and risk of loss shall pass from Publisher to Customer at Customer's named point of destination. The loss, damage, or destruction of copies of Publications, or evidence of returns of unsold copies of Publications while in transit or in Flynt's or in Customer's possession shall be at the sole risk of Publisher.

j. RETURN PRIVILEGES: Retailers may return copies of the Publications to wholesalers who will return them to Flynt who will, in turn, return them to Publisher. Flynt shall have the right, at any time for any reason to return to Publisher any copies of the Publications that have been previously sold to Customers. Publisher shall, at the discretion of Flynt, either pay Flynt for all such returns at the price Flynt invoiced the Customers, less Flynt's fee pursuant to Paragraph 5 (b), or in the alternative, Flynt shall receive a credit for such returns on any amounts due or to become payable to Publisher by Flynt pursuant to this Agreement. Front cover headings, or affidavit returns may be accepted, in Flynt's discretion, from customers in lieu of full copy returns and shall constitute conclusive evidence of such returns.

k. WHOLE COPY RETURNS: If Publisher shall desire whole copy returns, Publisher shall give Flynt written notice of the quantities thereof desired not less than thirty (30) days prior to the on-sale date of such issue. Upon receipt of such written notice, Flynt shall make a request for the same from Customers. Upon receipt of such whole-copy returns from Customers and Publisher's request to warehouse, Flynt shall, at its sole discretion and judgment decide if it desires to warehouse such returns, and shall furnish Publisher statements of said returns which shall be accepted by Publisher as conclusive evidence thereof. Nothing herein contained shall require Flynt to take any other action with respect to such written request. If Flynt shall not agree to warehouse the whole-copy returns requested, Publisher shall specify in the aforementioned written request where such returns are to be sent. Publisher will pay all transportation costs and customer handling charges with respect to any and all returns, in any form whatsoever.
Publisher shall fully reimburse Flynt in the form of a credit on any and all amounts due or to become due to Publisher for any and all Customer charges for whole-copy returns. If Flynt shall choose to warehouse the whole-copy returns requested and received, Publisher will pay to Flynt its usual warehousing charges in effect at the time of warehousing said return.

1. RETURN INFORMATION: Notwithstanding anything to the contrary herein contained, Flynt may not destroy wholesaler statements and/or affidavits of returns for a period of one (1) year from the date of receipt by Flynt of such statements and/or affidavits of returns. All wholesaler statements and/or affidavits of returns ("Return Information") may be destroyed by Flynt at its expense unless Publisher shall serve Flynt with a written objection and perform an audit pursuant to the terms and conditions of sub-paragraphs 5f (i) and (ii). Said written objection shall also request that the Return Information not be destroyed. Unless Publisher shall have served Flynt with such written notice requesting such an audit and shall have actually completed such an audit within sixty (60) days from the date of such written notice, Flynt may at its discretion destroy the Return Information. Any Return Information which is destroyed shall be deemed conclusively binding upon Publisher, accurate and not subject to any further objection by Publisher.

m. RECEIVABLE RIGHTS: Flynt shall have the irrevocable, right to invoice for, and to receive, all collections from Customers for Publications. In that regard, and in consideration of Flynt providing Publisher with Customer information, Publisher hereby irrevocably assigns to Flynt all of its right, title and interest in and to billing rights, proceeds of sale and accounts receivable with respect to distribution and sale of the Publications. Publisher hereby grants Flynt the right to adjust claims for shortages in deliveries of the Publications made by or to Customers; it being specifically agreed that such adjustments actually made by Flynt shall be conclusively binding upon Publisher.

n. Publisher shall assume outstanding debt to Flynt incurred by Grand International Communications, Inc., CIN, Inc. and The Klinger Group, aka:
Beverly Hills Bluebook, Inc. This outstanding debt was the result of overpayments by Flynt to Grand International Communications, Inc., CIN, Inc. and The Klinger Group, aka: Beverly Hills Bluebook, Inc. The outstanding debt balance is $325,784.05. This balance may or may not increase once currently unsettled issues of Jock magazine, CIN magazine, Trade magazine or Jock Collectors Edition magazine, Dream magazine, Stars magazine, obsessions magazine or Iniquity magazine become due for settlement. Publisher will pay back Flynt at a rate of $5,000.00 per month out of the proceeds of each settlement payment by Flynt or each advance payment by Flynt scheduled for payment during the month. Flynt will deduct $5,000.00 from each payment, but never deduct greater than $5,000.00 per calendar month in total, no matter how many payments are made to Publisher during calendar month.

5.   PRICE AND PAYMENT.

a. BILLING, COLLECTION, SHIPPING AND CUSTOMS: Flynt shall bill to and collect from Customers for all sales of the Publications by Publisher to Customers. Flynt shall furnish shipping instructions and information to Publisher and/or Publisher's printer or shipping agent in order to provide for the sale of the Publications by Publisher to Customers. Flynt will furnish Publisher and/or Publisher's printer or shipping agent with a list of the exact number of copies of each issue of each of the Publications to be shipped to each Customer. Flynt shall have, in its sole discretion, the right to designate or eliminate Customers from time to time.

b. NET SALES AND FEES: Flynt shall remit to Publisher the amount of the net sales (defined as Flynt's gross billings to Customers less actual returns and other deductions pursuant to this Agreement) as computed by Flynt for each issue of each of the Publications, at the per copy charge billed to the Customer (defined as sixty percent (60%) of the cover price per copy of each Publication) less Flynt's fee of six and one-half percent (6.50%) per copy computed on the Publisher's price as set forth on the cover of each Publication. The cover price of any of Publisher's Publications shall remain unchanged unless Flynt shall first give prior approval of such change, whose approval shall not be unreasonably withheld.

C. PAYMENTS: Flynt shall pay to Publisher, the amount determined by Paragraph 5b above, as follows:

(1) INITIAL PAYMENTS FOR THE FIRST THREE ISSUES: An initial payment of twenty percent (20%) ("initial payment") of Flynt's gross billings to Customers less Flynt's fee; payable ten (10) days after receipt of a sworn affidavit from the Publisher's printer or shipping agent that the number of copies shipped to each Customer was in accordance with Flynt's shipping instructions and that the copies met all of the specifications of Exhibit "A" and the specimen copy(ies) attached hereto as an exhibit(s); provided, however, that if the Publisher's printer and/or shipping agent is owned or controlled, in whole or in part, by Publisher, its agents or any other person or entity owned or controlled, in whole or in part, by Publisher, or by the same person or persons who manage, own, or control, in whole or in part, by Publisher then such payment shall be subject to Flynt's verification that the copies are actually in transit to or have been received by the Customers. The above initial payments are payable for only the first three (3) issues of each of the Publications distributed hereunder. This twenty percent (20%) initial payment formula excludes those Publications specifically listed on the attached Exhibit "A" dated May 13, 1992 since those specific Publications have already been distributed by Flynt for greater than three (3) prior issues and therefore receive an initial payment formula as outlined in Paragraph (2) below.

(2) INITIAL PAYMENTS BEGINNING WITH FOURTH ISSUE: Notwithstanding the foregoing Paragraph 5c (1), and providing Publisher is not indebted to Flynt except for the debt specifically outlined in Paragraph 4 (n) of this Agreement, initial payments for the fourth (4th) through sixth (6th) issues shall be eighty percent (80%) of Flynt's estimate of the average final copy sales of available prior issues distributed by Flynt. The initial payment for each issue of each Publication shipped to Customer hereunder for the seventh
(7th) issue and for each issue thereafter shall be eighty percent (80%) of Flynt's estimate of the average final copy sales for the last three (3) issues which are more than one hundred twenty (120) days off-sale for each issue of each Publication.

(3) INTERIM SETTLEMENT (2ND PAYMENT): A second payment, if any, shall be due for each issue approximately sixty (60) days after the off-sale date of such issue, calculated at eighty percent (80%) of Flynt's estimate of final sale of such issue.

(4) FINAL SETTLEMENT PAYMENT: A settlement payment, if any, shall be due, for each issue approximately one-hundred (100) days after the off-sale date of such issue, which will include returns to ninety (90) days after the off-sale date.

(5) CANADIAN TRANSACTIONS: All Canadian transactions will be billed in U.S. dollars and paid by Customer in Canadian dollars substituted for U.S. dollars on a dollar for dollar basis. The resulting exchange differential, if any, at the time of payment by Customer to Flynt will be used to adjust the amounts due Publisher or Flynt as a result of Flynt paying the Publisher in U.S. dollars. The foregoing adjustment will be made in such a way as to insure that Flynt does not incur any loss or expenses as a result of the exchange differential and paying the Publisher in U.S. dollars.

d. RETURN CREDITS: Flynt will have the right to receive immediate credit or payment (at Flynt's option) for returns of the Publications received or processed at any time after the settlement. Such returns may be deducted by Flynt from any payment for any later issues of any of the Publications, or if after termination of this Agreement, Publisher shall make prompt payment to Flynt upon receipt of Flynt's statement of amount due. Flynt shall not accept any returns from its U.S. Customers which Flynt receives after three hundred sixty five (365) days after off-sale. There will be no time limit, however, on returns made by foreign Customers operating outside the United States.

e. FINAL PAYMENT ON LAST ISSUE: Final payment on the last issue of each Publication shipped to Customer hereunder shall be payable approximately three hundred sixty-five (365) days after the off-sale date and shall include returns up to three-hundred fifty five (355) days after the off-sale date of such terminated Publication. The off-sale date shall be the later of the first day of the month designated by the cover month or thirty (30) days after the on-sale date should no month be specified on the cover.

f. SETTLEMENTS, STATEMENTS, AND ACCOUNTS RENDERED: Publisher shall be deemed to have consented to and approved all Flynt's settlements, statements of settlements, and/or all other accounts rendered, which shall be deemed conclusively binding on Publisher, accurate, and not subject to any objection by Publisher for any reason, unless (i) specific objection in writing by registered or certified mail, return receipt requested, or by telegram, stating the specific items objected to and the precise basis for objecting to each such item, including, but not limited to, the dollar amount each such objection and why such amount of each such objected item is inaccurate, shall be given to Flynt within' thirty (30) days from the date such settlements, statement of settlements, and all other accounts rendered are mailed to Publisher, and (ii within sixty (60) days from the date of such written objection Publisher shall have requested and completed, at its sole expense and at Flynt's offices in Los Angeles, an audit of such objected settlements, statements of settlement and/or other accounts rendered, and (iii) Publisher files suit against Flynt based on such specific objections in accordance with Paragraph 17a of this Agreement within one (1) year after Flynt's receipt of written notice pursuant to this paragraph. Notwithstanding the foregoing, if any dispute arises between the parties respecting the accuracy of Flynt's claims for credits as set forth in any statement of settlement or other account rendered, the credits issued by Flynt to Customers as reflected on the books of Flynt shall be conclusively binding upon, and not subject to any objection by Publisher for the purpose of determining credits to which Flynt shall be entitled to receive from the Publisher.

g. RIGHT TO OFFSET OR IMMEDIATE PAYMENT UPON DEMAND: Notwithstanding anything herein to the contrary, Flynt shall have the right, in its sole discretion and judgment, to offset any and all amounts due directly or indirectly, from Publisher (or any other person, corporation, or entity owned or controlled, in whole or in part, by Publisher or owned or controlled, in whole or in part, by the same person or persons or entities that own or control, in whole or in part, Publisher) to Flynt against any and all sums directly or indirectly due to Publisher hereunder or otherwise, except for the debt specifically outlined in Paragraph 4n of this Agreement. Without limiting the generality of the foregoing provision, all sums payable to Flynt by Publisher shall be refunded or paid by Publisher to Flynt immediately upon demand by Flynt. In addition to the foregoing, should Flynt conclude that based upon the intermediate sales reports the net sales of any unsettled issue might be less than the amounts paid to Publishers pursuant to Sub-Paragraph 5c
(1) and/or 5c (2) above and, therefore, result in a deficiency payable by Publisher to Flynt, Flynt may withhold making any initial payments, interim payments or final payments to Publisher until deficiency has been paid by Publisher to Flynt.

h. INITIAL PAYMENTS FOR FINAL TWO ISSUES: Should either party serve a notice of termination as herein provided, no initial payments shall be made for the final.,two (2) issues of any Publications shipped hereunder; said final two (2) issues to be determined by the effective date of said termination as determined by Flynt in its sole discretion and judgment. If Publisher is not indebted to Flynt at time of termination, no initial payments shall be made for the final one (1) issue shipped hereunder.

i. PAYMENTS FOR LAST ISSUE:- Notwithstanding anything to the contrary in this Agreement, Publisher shall not be entitled to any initial or interim payment as provided for in this Agreement, and the final settlement of such issue shall be made three-hundred sixty five (365) days after the off-sale date if Flynt believes that said issue will be the last issue of said Publication to be published.

6. PUBLISHER'S INDEMNIFICATION: Publisher hereby agrees to indemnify and promptly reimburse Flynt and Customers, their affiliates and their officers, agents, and representatives against any losses, damages, fines, judgments, expenditures or claims, or cross-claims, including attorney's fees as well as any and all other costs incurred by Flynt and Customers in connection with Flynt providing for the sale of any issue(s) covered by this Agreement when the same is questioned or objected by any federal, state and/or governmental agency or authority or in defending or settling any claim, civil action or proceeding and/or criminal prosecution and/or supplementary proceedings instituted as a result of and/or arising out of the publication, shipment, and/or sale of-any issue(s) covered by this Agreement. Should any of such events occur, Flynt shall have the right to retain any monies otherwise payable by Flynt to Publisher for the performance by the Publisher of its obligations pursuant to this paragraph. Flynt shall give to Publisher notice of any claims, demands, suits or actions against Flynt or any of the Customers of which Flynt has been apprised; and, in the event Flynt shall have received any notice of claim or summons or other process instituting such claim or suit or action, then Flynt shall deliver the same promptly to the Publisher.

7.   LIMITATION OF LIABILITY, WARRANTIES, REPRESENTATIONS AND REMEDIES:
Flynt
will furnish Publisher and/or its agents with (i) names and addresses of Customers, (ii) numbers of copies of each issue of Publication to be shipped to each customer, and (iii) information as determined by Flynt concerning the sales and returns for each issue of each Publication. In no event, however, will Flynt be liable to Publisher for any losses, expenses, costs, or damages (special, consequential, or otherwise) caused by, or resulting from, Flynt's failure to perform and/or failure to properly and/or timely perform any of its obligations under this Agreement (other than the payment of monies due); regardless of whether such failure of performance and/or delay and/or nonperformance (and/or failure to give notice of failure of performance and/or delay or nonperformance) was caused by or resulted from negligence. Flynt's sole obligation and Publisher's sole and exclusive remedy for failure to pay monies when due (for which Flynt has no right to withhold under the provisions of this Agreement) shall be (i) a suit to recover such money plus interest at the legal rate; and/or (ii) to terminate this Agreement after giving Flynt fifteen (15)days prior written notice to cure any such default. Flynt shall not be liable for any claim of any kind whatsoever with respect to late performance or nonperformance (or failure to give notice of late performance or nonperformance), and whether or not based upon, or resulting from, negligence unless (i) Flynt receives written notice of such claim from Publisher by certified or registered letter, return receipt requested, or by telegram, within thirty (30) days after Publisher knows, or reasonably should have known of such claim, and (ii) Publisher files suit against Flynt based upon such claim in accordance with Paragraph 17a of this Agreement within one
(1) year after Flynt's receipt of written notice pursuant to this sub-paragraph.

8. FORCE MAJEURE: Without limiting the generality of other damage exclusion and/or disclaimer provisions in this Agreement, Flynt shall not, in any manner whatsoever, be liable for delay in performing, or failing to perform (or failing to give notice of such delay or failure to perform), any obligation caused, in whole or in part by circumstances beyond Flynt's reasonable control.

9.   ALLOWANCES, CIRCULATION ANALYSIS, DISPLAY EQUIPMENT.

a. PAYMENT FOR SPECIAL ALLOWANCES: For Publisher's sole benefit, Flynt may in its discretion, pass on special discounts, allowances, and/or incentives to Customers payable by Publisher in accordance with the terms herein. The following special charges and allowances are to be borne by Publisher on any issue of any of the Publications:

(1)  The actual charges for all reshipping agencies.

(2) Any cash discount, cash allowance, special allowance, rack allowance, returns allowance or pricing differential granted to Customers.

Flynt will supply Publisher with a listing of current recipients of such special allowances and will seek Publisher's approval of future allowances granted, whose approval shall not be unreasonably withheld.

b. ANALYSIS OF CIRCULATION: A charge of $2,500 will be made if an analysis of circulation by county population of any of the Publications is requested by Publisher or required for the Audit Bureau of Circulation report. No charge will be made for the State Circulation analyses which are customarily made twice a year for the Publications.

c. DISPLAY EQUIPMENT: Subject to Publisher's approval, Flynt shall have the right to furnish display equipment to Customers. Flynt shall charge the cost thereof to Publisher in the form of a credit to Flynt on any and all amounts due, or to become payable, to Publisher.

10.  TERM AND TERMINATION.

a. INITIAL TERM AND RENEWAL: The initial term of the Agreement shall be for seven (7) years from the date hereof. The Agreement shall automatically be renewed for successive three (3) year periods upon the same terms and conditions, except that either party may prevent renewal of this Agreement by giving written notice of non-renewal to the other party by certified or registered mail, return receipt requested, at the address first above given, or at such address as may hereinafter be designated in writing, at least one-hundred twenty (120) days prior to the expiration of the initial term or any renewal term thereof.


b. TERMINATION: Notwithstanding anything in this Agreement to the contrary, either party shall have the right to terminate this Agreement upon written notice by certified or registered mail, return receipt requested, at the address first above given or at such address as may be hereinafter designated in writing, to the party sought to be charged therewith upon the occurrence of any of the following events:

(1) The party sought to be charged therewith is adjudicated a bankrupt or becomes insolvent or invokes the jurisdiction of any of the remedies of the bankruptcy court.

(2) The party sought to be charged therewith is convicted or pleads guilty or no contest to a charge of violating any law relating to the Publication or sale of any of the Publications.

c. LIMITATION OF PUBLISHERS RIGHT TO TERMINATE: Notwithstanding anything in this Agreement to the contrary, Publisher shall not have the right to terminate this Agreement at any time if the Publisher is indebted to Flynt for any reason whatsoever, without first reimbursing and/or paying Flynt the full amount of such indebtedness.

11. PUBLISHER WARRANTIES AND REPRESENTATIONS: Publisher warrants and represents to Flynt that Publisher is not under any disability, restriction, or prohibition with respect to Publisher's right to enter into this Agreement and perform all of the terms and conditions thereof, and that this Agreement will not constitute a breach of any other existing agreement to which Publisher is, or was, a party. Publisher further warrants and represents that Publisher is the owner and/or licensee of each of the titles to and logos and/or trademarks to be used in connection with the Publications covered by this Agreement and there are no liens or encumbrances on those titles, logos, and trademarks. Publisher also agrees not to permit any liens or encumbrances against such titles, logos, and/or trademarks without Flynt's prior written consent.

12. WAIVER: No omission or delay on the part of any party hereto in requiring a due and/or punctual fulfillment by the other party shall be deemed to constitute a waiver by the omitting or delaying party of any of its rights and/or remedies to require such due and/or punctual fulfillment of any other or future obligations hereunder, whether similar or otherwise, or a waiver of any remedy it might have hereunder.

13. ASSIGNMENT: This Agreement shall be binding upon the parties hereto and their respective heirs and assigns provided that Publisher may not assign this Agreement or any sums payable to it by Flynt to any third party without the prior written consent of Flynt.

14. NOTICES: Any notices to be given to the parties hereto shall be deemed to have been given when sent by registered or certified mail, return receipt requested, or by telegram, to the respective addresses of the parties as above provided or at such address as shall be designated by notice given to the other party as provided herein.

15. ENTIRE AGREEMENT: This Agreement shall constitute the entire agreement between the parties and shall supersede any and all agreements heretofore entered into between Flynt and Publisher, or any of their predecessors, pertaining to the sale and shipment of the Publications. This Agreement may not be changed or modified in any manner whatsoever unless such change or modification is in writing and executed by the parties hereto. Notwithstanding anything herein to the contrary, in the event that Flynt actually provides for the shipment and sale of any publication not set forth in Exhibit "A" such actual performance by Flynt shall constitute a binding amendment-in-fact and shall result in such publication being subject to all the terms and conditions of this Agreement.

16.  APPLICABLE LAW, JURISDICTION, VENUE, LITIGATION COSTS AND WAIVER
OF JURY
TRIAL.

a.   APPLICABLE LAW, JURISDICTION, VENUE AND LITIGATION COSTS:   The
validity, performance, and interpretation of this Agreement shall only be governed by the laws of the State of California. Both parties hereby agree to submit to the jurisdiction of the Courts in and of the State wherein Flynt's corporate headquarters are located (including the U.S. District Court in that State) and hereby agree that any dispute, claim, or cause of action arising under this Agreement shall only be submitted to the Courts in and of the State wherein Flynt's corporate headquarters are located (including the U.S. District Court in that State) and the venue shall lie exclusively in the County wherein Flynt's corporate headquarters are located. The prevailing party in any action brought hereunder shall be entitled to recover all its litigation costs and expenses in connection therewith, including, but not limited to, attorneys' fees.

17. INVALIDITY OF PROVISIONS: If any provision of this Agreement is declared by a Court to be invalid, said invalidity shall not affect the remaining provisions herein.

18. COMMENCEMENT OF AGREEMENT: A valid contract binding upon the parties hereto shall come into being only upon execution of this Agreement by a duly authorized agent, officer, or representative of all the parties hereto.

The effective date shall be that which is set forth in the introduction above.

GT PUBLICATIONS, INC.



By: /s/ Gil Traub,,President


FLYNT DISTRIBUTING COMPANY,
a Division of L.F.P., INC.


By: /s/

                            EXHIBIT A

                                                     MINIMUM         MINIMUM
                                                     NUMBER OF       NUMBER OF
                          FREQUENCY OF       COVER   4-COLOR         PAGES OF
TITLES          SIZE      DISTRIBUTION       PRICE   PAGES           BODY TEXT

Jock         8-3/8" x      Monthly         $5.50 US    84*           84*
             10-7/8"                       $6.95 CAN

Jock         8-3/811 x     Nine (9)        $5.50 US    80*           80*
Collectors   10-7/8"       Times           $6.95 CAN
Edition                    Per Year

Stars        8-3/8" x      Nine (9)        $5.95 US    84*           84*
             10-7/8"       Times           $6.95 CAN
                           Per Year

Obsessions   8-3/8" x      Nine (9)        $5.95 US   100*          100*
             10-7/8"       Times           $6.95 CAN
                           Per Year

Iniquity     8-3/811 x     Nine (9)        $5.95 US    84*           84*
             10-7/8"       Times           $6.95 CAN
                           Per Year

*Includes cover

Paper Stock:   Body Text 44#
               Cover 70#

Prepared June 19, 1992



                            RDA RIDER

     This rider (hereinafter referred to as "RDA RIDER") is entered into this 31 day of August, 1992 by GT PRODUCTIONS, INC. (hereinafter referred to as "Publisher") and FLYNT DISTRIBUTING COMPANY, a Division of L.F.P., INC. (hereinafter referred to as "Flynt"). The parties hereby agree as follows:

     Publisher has determined that it would be in its best interest to make available a Retail Display Allowance ("RDA") to all retailers displaying any of its Publications listed on Exhibit "A" to the Agreement and any "special issues" related thereto (hereinafter referred to as "RDA program").

     The RDA program would be implemented in the following manner:

1. Flynt will pay to participating Customers on a calendar quarterly basis the sum of thirty cents ($0.30) of the cover price per copy for each copy of any of the Publications sold by such Customers. Flynt will charge to Publisher all RDA payments made on behalf of Publisher by Flynt to Customers by deducting equivalent sums from remittances it would otherwise make to Publisher under this Agreement. In that regard, Flynt shall deduct from remittances made by Flynt to Publisher the sum of four cents ($0.04) per copy of each of the Publications for all copies sold, so as to create a reserve to fund the RDA program. In order to defray its costs of administering the RDA program, Flynt will be compensated from the RDA fund at the rate of one cent ($0.01) per copy sold by participating Customers.

2. Should said four cents ($0.04) per copy sum to be withheld by Flynt prove to be inadequate at any time to fund the RDA program, then additional sums as needed may be deducted from any payment due Publisher by Flynt under the terms of the Agreement. If at any time followings quarterly RDA payment by Flynt to participating Customers the fund has a surplus based on its current balance and projections of contributions before the next quarter RDA payments are made, then said surplus or a substantial portion thereof shall be returned to Publisher, or expended in such programs as Publisher and Flynt may hereafter agree upon.

3. For purposes of determining any surplus or shortage in the fund; the Publisher and Flynt shall review the RDA fund within thirty (30) days following the close of each calendar year.

4. Publisher appoints Flynt to act as special attorney-in-fact for the purpose of signing, executing or acknowledging RDA agreements with retailers. Publisher hereby agrees to indemnify and hold harmless Flynt, its affiliates, officers, agents, and representatives against any losses, damages, judgments, expenditures or claims, or cross-claims, including attorney's fees as well as any and all other costs incurred by Flynt in connection with Flynt so acting.

5. Publisher agrees to provide the requisite notice to all Customers cf the RDA program by printing such notice in the first release of each of the Publications.

6. Flynt shall not nave any obligation, of any kind or nature whatsoever, to audit or review, in any manner whatsoever, the Customer's claims for payment pursuant to the RDA program. Accordingly, Flynt shall have the right to accept and pay such claims when received from Customers and such claims when paid by Flynt shall be deemed accurate and conclusively binding upon Publisher.

7. Publisher shall indemnify and hold harmless Flynt from any and all claims, causes of action, suit, or other proceedings brought or made to enforce any participating Customer's claim for payment pursuant to this RDA.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Rider to the Agreement on the day and year first above written.

GT PRODUCTIONS, INC.                           FLYNT DISTRIBUTING COMPANY,
                                              a Division of L.F.P., INC.

By:/s/ Gil Traub                              By:/s/
   Gil Traub, President